CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

 1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006                    /S/ DONALD F. CRUMRINE
     ------------------------    ----------------------------------------------
                                 Donald F. Crumrine, Director, Chairman of the
                                 Board and Chief Executive Officer
                                 (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

 1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006                    /S/ R. ERIC CHADWICK
     ------------------------    -----------------------------------------------
                                 R.  Eric  Chadwick,  Chief  Financial  Officer,
                                 Treasurer   and   Vice   President
                                 (principal financial officer)